Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Hutton Holdings Corporation, a Nevada corporation (the "Company"), on Form 10-KSB for the year ended June 30, 2007 as filed with the Securities and Exchange Commission (the "Report"), I, Lau Hing Bun, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

   Date: August 27,  2007

/s/ Lau Hing Bun

Lau Hing Bun

Chief Executive Officer and

Chief Financial Officer